Exhibit 1a.11

Address: 39-15 Main Street Suite 301 Flushing, NY 11354

Tel: 718-321-3199/3699/3766

Fax: 718-425-9866

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Regulation A Offering Statement on Form 1-A of iCross Premier LLC, of our report dated June 28, 2021 relating to the financial statements as of April 15, 2021 (date of inception).

/s/ Yin Lu

Yin Lu CPA, P.C.

Flushing, New York

July 8, 2021